Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S‑3 of CarParts.com, Inc. of our report dated March 5, 2026, relating to the consolidated financial statements of CarParts.com, Inc., appearing in the Annual Report on Form 10‑K of CarParts.com, Inc. for the year ended January 3, 2026.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Irvine, California
June 8, 2026